                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                              ---------------------

                                AMENDED FORM 8-K

                                 CURRENT REPORT

    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Date of Report (Date of earliest event reported)   June 30, 1996


                            JERRY'S FAMOUS DELI, INC.
             (Exact name of registrant as specified in its charter)

  California                         0-26956                     95-3302338
(State or Other              (Commission File Number)         (I.R.S. Employer
Jurisdiction of                                              Identification No.)
Incorporation or
 Organization)

        12711 Ventura Boulevard, Suite 400, Studio City, California 91604
                    (Address of Principal Executive Offices)

                                 (818) 766-8311
              (Registrant's Telephone Number, Including Area Code)

      This Form 8-K amends Form 8-K filed on September 13, 1996, by the registrant, Jerry's Famous Deli, Inc. and is in response to comment no. 7 in the Staff's comment letter, dated September 20, 1996. As required under Item 7, the amended section is found in the Pro Forma Financial Statements for the acquired business, Solley's, Inc.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

            (a)   Financial Statements of Business Acquired

                  Pursuant to Regulation S-X 210.3-05 audited financial statements for the year ended December 31, 1995 and unaudited financial statements for the six-month periods ended June 30, 1996 and 1995 are provided. Jerry's Famous Deli, Inc. effectively acquired substantially all of the assets and operations of Solley's, Inc. on July 1, 1996.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder
Solley's, Inc.

We have audited the accompanying balance sheet of Solley's, Inc. as of December 31, 1995, and the related statements of operations, changes in shareholder's deficit, and cash flows for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solley's, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND, L.L.P.

Los Angeles, California
May 17, 1996, except as to the information presented in Note 7, for which the date is June 30, 1996.

                                 SOLLEY'S, INC.

                                 BALANCE SHEETS

                                                               DECEMBER 31,      JUNE 30,
                                                                  1995             1996
                                                               -----------     -----------
                                                                               (UNAUDITED)
                                     ASSETS
Current assets
   Cash and cash equivalents                                   $   239,636     $   163,168
   Accounts receivable                                              11,706           9,328
   Due from employee                                                 7,339           5,839
   Inventories                                                      87,385          78,657
   Prepaid expenses                                                 38,869             469
                                                               -----------     -----------
         Total current assets                                      384,935         257,461

   Property and equipment, net                                     691,510         604,754
   Deposits                                                         75,000          75,000
                                                               -----------     -----------
         Total assets                                          $ 1,151,445     $   937,215
                                                               ===========     ===========
                      LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities
   Accounts payable                                            $   146,840     $   144,123
   Accrued expenses                                                254,394         299,051
   Sales tax payable                                                53,105          40,845
   Due to officer                                                        -       1,017,000
   Current portion of long-term debt                                64,756          90,673
                                                               -----------     -----------
         Total current liabilities                                 519,095       1,591,692

   Due to officer                                                1,017,000               -
   Long-term debt                                                   67,971               -
                                                               -----------     -----------
         Total liabilities                                       1,604,066       1,591,692

   Commitments (Note 4)

Shareholder's deficit
   Common stock, no par value, 100,000 shares
      authorized, 10,000 shares issued and outstanding              11,389          11,389
   Accumulated deficit                                            (464,010)       (665,866)
                                                               -----------     -----------
         Total shareholder's deficit                              (452,621)       (654,477)

         Total liabilities and shareholder's deficit           $ 1,151,445     $   937,215
                                                               ===========     ===========

    The accompanying notes are an integral part of these financial statements

                                 SOLLEY'S, INC.

                            STATEMENTS OF OPERATIONS

                                                        YEAR                SIX MONTHS           SIX MONTHS
                                                        ENDED                  ENDED                ENDED
                                                  DECEMBER 31, 1995       JUNE 30, 1996         JUNE 30, 1995
                                                  -----------------       -------------         -------------
                                                                           (UNAUDITED)           (UNAUDITED)
Sales                                                $ 7,459,530           $ 3,537,215           $ 3,775,854
Cost of sales                                          2,522,518             1,219,419             1,257,171
                                                     -----------           -----------           -----------
          Gross profit                                 4,937,012             2,317,796             2,518,683

Labor                                                  2,905,115             1,469,669             1,446,458
Occupancy and other                                    1,289,482               645,347               626,718
General and administrative expenses                      527,202               278,738               323,952
Depreciation expense                                     175,422                86,757                84,752
                                                     -----------           -----------           -----------
          Income (loss) from operations                   39,791              (162,715)               36,803

Interest income                                            3,202                 2,016                 1,137
Interest expense                                         (91,747)              (40,786)              (47,548)
Other income, net                                         21,314                   429                20,616
                                                     -----------           -----------           -----------
          Income (loss) before income taxes              (27,440)             (201,056)               11,008

Income tax provision                                        (800)                 (800)                 (800)
                                                     -----------           -----------           -----------
          Net income (loss)                          $   (28,240)          $  (201,856)          $    10,208
                                                     ===========           ===========           ===========

    The accompanying notes are an integral part of these financial statements

                                 SOLLEY'S, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDER'S DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                          `                 Common Stock           .
                                          ------------------------------------------
                                            Shares        Shares Issued                      Accumulated
                                          Authorized     and Outstanding     Amount           Deficit .              Total
                                          ----------     ---------------     -------         -----------           ---------
Balance, December 31, 1994                  100,000          10,000          $11,389          $(435,770)          $(424,381)

       Net loss                                  --              --               --            (28,240)            (28,240)
                                            -------          ------          -------          ---------           ---------
Balance, December 31, 1995                  100,000          10,000           11,389           (464,010)           (452,621)
                                            -------          ------          -------          ---------           ---------
       Net loss (unaudited)                      --              --               --           (201,856)           (201,856)
                                            -------          ------          -------          ---------           ---------
Balance, June 30, 1996 (unaudited)          100,000          10,000          $11,389          $(665,866)          $(654,477)
                                            =======          ======          =======          =========           =========

   The accompanying notes are an integral part of these financial statements

                                 SOLLEY'S, INC.

                            STATEMENTS OF CASH FLOWS

                                                                  YEAR             SIX MONTHS          SIX MONTHS
                                                                  ENDED               ENDED               ENDED
                                                           DECEMBER 31, 1995      JUNE 30, 1996       JUNE 30, 1995
                                                           -----------------      -------------       -------------
                                                                                    (UNAUDITED)        (UNAUDITED)
Cash flows from operating activities:
   Net income (loss)                                            $ (28,240)          $(201,856)          $  10,208
   Adjustments to reconcile net income (loss) to net
      cash provided by (used in) operating activities:
      Depreciation                                                175,422              86,756              84,752
      Changes in assets and liabilities
         Accounts receivable                                       16,866               2,378              17,616
         Due from employee                                          3,202               1,500               1,450
         Inventories                                              (11,790)              8,728              (4,510)
         Prepaid expenses                                           2,703              38,400              26,871
         Accounts payable                                             330              (2,717)             16,983
         Accrued expenses and sales tax payable                    35,619              32,397             (62,442)
                                                                ---------           ---------           ---------
      Net cash provided by (used in)
                     operating activities                         194,112             (34,414)             90,928
                                                                ---------           ---------           ---------
Cash flows from investing activities:
   Purchases of equipment                                         (49,922)                 --             (21,124)
                                                                ---------           ---------           ---------
      Net cash used in investing
         activities                                               (49,922)                 --             (21,124)
                                                                ---------           ---------           ---------
Cash flows from financing activities:
   Payments on long-term debt                                     (74,203)            (42,054)            (34,628)
                                                                ---------           ---------           ---------
      Net cash used in financing activities                       (74,203)            (42,054)            (34,628)
                                                                ---------           ---------           ---------
      Net increase (decrease) in cash and
         cash equivalents                                          69,987             (76,468)             35,176

Cash and cash equivalents, beginning of year                      169,649             239,636             169,649
                                                                ---------           ---------           ---------
Cash and cash equivalents, end of year                          $ 239,636           $ 163,168           $ 204,825
                                                                =========           =========           =========
Supplemental cash flow disclosures :
   Interest paid                                                $  60,728           $   5,851           $  45,867
                                                                =========           =========           =========
   Income taxes paid                                            $   1,658           $      --           $      --
                                                                =========           =========           =========

   The accompanying notes are an integral part of these financial statements

                                 SOLLEY'S, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.    Summary Of Significant Accounting Policies:

      Organization and Basis Of Presentation

      Solley's, Inc. ("Solley's" or the "Company") was established in 1977 as a C corporation. Solley's owns and operates two deli-style restaurants located in Woodland Hills and Sherman Oaks, California. The Sherman Oaks location also operates a bakery, supplying its restaurants with bagels and other baked goods.

      Cash and Cash Equivalents

      Cash equivalents consist of highly liquid investments with an original maturity of three months or less when purchased, and are carried at cost, which approximates fair value. The Company currently maintains substantially all of its operating cash balances with a single financial institution. At times, these cash balances may be in excess of Federal Deposit Insurance Corporation insurance limits.

      Inventories

      Inventories consist primarily of food products and are stated at the lower of cost (first-in, first-out) or market.

      Property and Equipment

      Property and equipment are recorded at cost. Improvements are capitalized while repair and maintenance costs are expensed as incurred. When an item is sold or retired, the accounts are relieved of both the cost and the related accumulated depreciation and the resulting gain or loss, if any, is included in earnings. Depreciation is provided using the straight-line method over the estimated useful lives of the assets or the primary terms of the respective leases. Depreciation periods are as follows:

            Fixtures and equipment                                  5 years
            Transportation equipment                                5 years
            Leasehold improvements                    Primary term of lease

      Income Taxes

      Income taxes are recorded in accordance with Statement of Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for temporary differences and net operating losses ("NOL") and tax credit carryforwards. Under SFAS No. 109, deferred income taxes are established based on enacted tax rates expected to be in effect when temporary differences are scheduled to reverse and NOL and tax credit carryforwards are expected to be utilized.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions for the reporting period and as of the financial statement date. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

                                 SOLLEY'S, INC.

                          NOTES TO FINANCIAL STATEMENTS

      Unaudited Interim Financial Information

      The unaudited balance sheet as of June 30, 1996 and the unaudited statements of operations and cash flows for the six-month periods ended June 30, 1996 and 1995 and the unaudited statement of changes in shareholders' deficit for the six months ended June 30, 1996 (collectively, "interim financial information"), have been prepared on the same basis as the audited financial statements included herein. In the opinion of the Company's management, the interim financial information includes all adjustments, consisting of only normal recurring adjustments necessary for a fair statement of the results of the interim periods.

      The results of operations for the six months ended June 30, 1996, may not be indicative of the operating results to be achieved for the full year or any other interim period.


2.    Property and Equipment:

      Property and equipment consist of the following as of:

                                            December 31, 1995       June 30, 1996
                                            -----------------       -------------
                                                                     (Unaudited)
      Fixtures and equipment                   $ 1,007,882           $ 1,007,882
      Transportation equipment                     157,692               157,692
      Leasehold improvements                       689,793               689,793
                                               -----------           -----------
                                                 1,855,367             1,855,367
      Less:  Accumulated depreciation           (1,163,857)           (1,250,613)
                                               -----------           -----------
                                               $   691,510           $   604,754
                                               ===========           ===========

3.    Long-Term Debt:

      Long-term debt consists of the following as of:

                                                                    December 31, 1995   June 30, 1996
                                                                    -----------------   -------------
                                                                                         (Unaudited)
      Note payable to a bank; interest is payable monthly
         at the bank's reference rate (8.25% at December 31,
         1995 and June 30, 1996) plus 2.25%; due
         December 1, 1997                                                 $95,834          $70,883

      Note payable to a bank; interest is payable monthly at the bank's reference rate (8.25% at December 31, 1995)
         plus 3.25%; paid off June 1, 1996                                 11,795               --

      Note payable to a bank; collateralized by transportation
         equipment; interest rate at 9.5%; due December 15, 1997           15,979           12,518

                                 SOLLEY'S, INC.

                          NOTES TO FINANCIAL STATEMENT

3.    Long-Term Debt (continued):

                                                                         December 31, 1995   June 30, 1996
                                                                         -----------------   -------------
                                                                                              (Unaudited)

      Note payable to a bank; collateralized by transportation
         equipment; interest rate at 9.25%; due December 1, 1997                 9,119            7,272
                                                                              --------          -------
                                                                               132,727           90,673
      Less:  Current maturities                                                 64,756           90,673
                                                                              --------          -------
            Total long-term debt                                              $ 67,971          $    --
                                                                              ========          =======
      The following are future maturities of long-term debt for each of the remaining two years ending December 31:
             1996                                                             $ 64,756          $22,702
             1997                                                               67,971           67,971
                                                                              --------          -------
                  Total                                                       $132,727          $90,673
                                                                              ========          =======

4.    Commitments:

      The Company leases its restaurant facilities under noncancellable operating leases, with terms ranging from 8 to 13 years plus certain renewal options. These leases generally include land and building, and require contingent rent above the minimum lease payments based on a percentage of sales ranging from 6.5% to 8%. Expenses incidental to the use of the property in excess of specified minimums are also required.

      The following are the future minimum base rental payments under operating leases for each of the next five years ending December 31 and in total thereafter:

            1996                                         $  537,120
            1997                                            531,520
            1998                                            528,720
            1999                                            528,720
            2000                                            528,720
            Thereafter                                    3,196,760
                                                         ----------
                                                         $5,851,560
                                                         ==========

      Rent expense for the periods ending are as follows:

                                     December 31, 1995   June 30, 1996
                                     -----------------   -------------
                                                          (Unaudited)
            Base rent                     $579,807          $297,420
            Contingent rent                 34,511            17,882
            Other rental charges            56,034            52,878
                                          --------          --------
                  Total                   $670,352          $368,180
                                          ========          ========

                                 SOLLEY'S, INC.

                          NOTES TO FINANCIAL STATEMENTS

5.    Provision for Income Taxes:

      The major components of the net deferred tax assets and liabilities as of December 31, 1995 are as follows:

      Deferred tax assets:
         Net operating loss carryforward                              $ 133,518
         Interest expense                                                61,202
         FICA tip credit                                                 49,233
         Fixed assets and depreciation                                   42,802
         Valuation allowance                                           (276,799)
                                                                      ---------
                  Total deferred tax assets                               9,956
                                                                      ---------
      Deferred tax liabilities:
         State taxes                                                     (9,956)
                                                                      ---------
                  Total deferred tax liabilities                         (9,956)
                                                                      ---------
                  Net deferred tax assets                             $      --
                                                                      =========

      Due to the uncertainty surrounding the realization of net operating loss carryovers and other net deferred tax assets for the year ended December 31, 1995, the Company has provided a full valuation reserve against the net federal deferred tax asset position.

      The Company has approximately $372,000 in federal net operating losses to be carried forward to future years. There are also approximately $75,000 in California net operating losses to be carried forward to future years. The losses will start to expire in December 2003 and December 1997, respectively.

6.    Related-Party Transactions:

      The Company maintains a note payable to its sole shareholder for $1,017,000 as of December 31, 1995. Interest only is payable monthly at 7% until December 31, 1995, at which time the principal plus 7% interest is due in monthly installments of $7,500 until its maturity on April 1, 2008. Interest paid to related parties for the year ending December 31, 1995 is $41,528 and for the six months ending June 30, 1996 is $176,257 (unaudited).

      The Company purchased seafood and other related inventory totalling approximately $190,000 and $110,000 (unaudited) for the periods ended December 31, 1995 and June 30, 1996, respectively, from Jenny Ann Foods, an affiliated company. Jenny Ann Foods is 100% owned by the Company's sole shareholder.

                                 SOLLEY'S, INC.

                          NOTES TO FINANCIAL STATEMENTS

7.    Subsequent Event:

      On June 30, 1996, the Company completed the sale of substantially all of its assets and operations to Jerry's Famous Deli, Inc. for approximately $2,543,000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

            (b)   Pro Forma Financial Statements

      Pro Forma Condensed Consolidated Statements of Operations and Consolidated Balance Sheet

      These unaudited Pro Forma Consolidated Statements of Operations are presented as if the purchase of assets of Solley's, Inc. ("Solley's") had occurred as of January 1, 1995 and the unaudited Pro Forma Consolidated Balance Sheet is presented as if the purchase of assets had occurred on June 30, 1996, and should be read in conjunction with the Consolidated Financial Statements of Jerry's Famous Deli, Inc. ("JFD") and the Notes thereto, included in the Company's Form 10-K for the year ended December 31, 1995. In management's opinion, all adjustments necessary to reflect the purchase of substantially all of the assets of Solley's, Inc. with JFD have been made.

      The unaudited Pro Forma Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations of Jerry's Famous Deli, Inc. and Solley's, Inc. would have been for the periods ended, nor do they purport to represent the results of operations for future periods.

                                                          Year Ended December 31, 1995
                                               ------------------------------------------------
                                                   JFD            Solley's           Pro Forma
                                               ------------     -----------         -----------
                                                     (in thousands, except per share data)
Revenues                                       $     28,030     $     7,460         $    35,490
Cost of goods sold                                    9,168           2,523              11,691
                                               ------------     -----------         -----------
      Gross profit                                   18,862           4,937              23,799

Operating expenses                                   13,634           4,195              17,829
General and administrative expenses                   2,924             294(a)            3,218
Depreciation and amortization expenses                  977             328(c)            1,305
Restaurant concept discontinuation costs                137              --                 137
                                               ------------     -----------         -----------
      Total expenses                                 17,672           4,817              22,489
                                               ------------     -----------         -----------
Income (loss) from operations                         1,190             120               1,310

Interest income                                          72               3                  75
Interest expense                                       (182)             --(b)             (182)
Other income, net                                        69              21                  90
                                               ------------     -----------         -----------
      Income (loss) before income provision
         for taxes and minority interest             1,149             144               1,293

Provision for income taxes                              187               1                 188
Minority interest                                       180              --                 180
                                               ------------     -----------         -----------
      Net income (loss)                        $        782     $       143         $       925
                                               ============     ===========         ===========
      Net income per share                                                          $      0.09
                                                                                    ===========
      Weighted average shares outstanding                                            10,476,241

                                                    Six Months Ended June 30, 1996
                                               ---------------------------------------
                                                  JFD       Solley's        Pro Forma
                                               --------     --------       -----------
                                                (in thousands, except per share data)
Revenues                                       $ 15,736      $ 3,537       $    19,273
Cost of goods sold                                4,883        1,219             6,102
                                               --------      -------       -----------
      Gross profit                               10,853        2,318            13,171

Operating expenses                                7,499        2,115             9,614
General and administrative expenses               1,853          160(a)          2,013
Depreciation and amortization expenses              652          164(c)            816
Restaurant concept discontinuation costs             --           --                --
                                               --------      -------       -----------
      Total expenses                             10,004        2,439            12,443
                                               --------      -------       -----------
Income (loss) from operations                       849         (121)              728

Interest income                                     109            2               111
Interest expense                                   (156)          --(b)           (156)
Other income, net                                    14            1                15
                                               --------      -------       -----------
      Income (loss) before income provision
         for taxes and minority interest            816         (118)              698

Provision for income taxes                          274            1               275
Minority interest                                   131           --               131
                                               --------      -------       -----------
      Net income (loss)                        $    411      $  (119)      $       292
                                               ========      =======       ===========
      Net income per share                                                 $      0.03
                                                                           ===========
      Weighted average shares outstanding                                   10,481,244

(a) Total compensation and benefits for the prior owner of Solley's in the amounts of approximately $118,000 and $233,000 for the six and twelve months, respectively, have been eliminated.

(b) Since no debt or other liabilities of Solley's were assumed by the Company, interest expense of $41,000 and $91,000 for the six and twelve months, respectively, have been eliminated.

(c) Includes amortization of goodwill of $37,000 and $73,000 and of the covenant not to compete of $40,000 and $80,000 for the six and twelve months, respectively.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          Pro Forma Condensed Consolidated Statements of Operations and
                           Consolidated Balance Sheet

                                                                          June 30, 1996
                                                          ------------------------------------------------
                                                                             Solley's
                                                                     -------------------------
                                                            JFD      Historical Adjustments(1)   Pro Forma
                                                          -------    ---------- --------------   ---------
                                                                         (in thousands)
ASSETS

Current assets
   Cash and cash equivalents                              $ 1,462       $ --       $    --        $ 1,462
   Accounts receivable, net                                   284         --            --            284
   Inventory                                                  178         79           (54)           203
   Prepaid expenses                                           383         --            --            383
   Other current assets                                       501         --            --            501
                                                          -------       ----       -------        -------
           Total current assets                             2,808         79           (54)         2,833

Property and equipment, net                                18,007        605            62         18,674
Acquisition deposit in escrow                               2,543         --        (2,543)            --
Organization costs, deferred taxes and other assets           408         --           110            518
Goodwill                                                       --         --         1,341          1,341
Covenant not to compete                                        --         --           400            400
                                                          -------       ----       -------        -------
          Total assets                                    $23,766       $684       $  (684)       $23,766
                                                          =======       ====       =======        =======
LIABILITIES AND EQUITY

Current liabilities                                       $ 2,943       $ --       $    --        $ 2,943
Long-term debt and other liabilities                        7,317         --            --          7,317
Minority interest                                             342         --            --            342
Equity                                                     13,164         --            --         13,164
                                                          -------       ----       -------        -------
           Total liabilities and equity                   $23,766       $ --       $    --        $23,766
                                                          =======       ====       =======        =======

(1) The cash purchase price of $2,543,000, reflected under the JFD long-term debt caption "Acquisition deposit in escrow", was allocated to the following based on their fair value on the date of acquisition: $25,000 to inventory; $667,000 to property and equipment; $400,000 for a covenant not to compete which will be amortized on a straight-line basis over 5 years; $110,000 for deposits to the landlords; and the balance to goodwill which will be amortized on a straight-line basis over 18 years. Other than the inventory and property and equipment, no other assets were acquired. In addition, no debt or other liabilities were assumed from Solley's. Since funding for the purchase came from the proceeds of JFD's October 1995 Initial Public Offering and earlier bank borrowings, reflected under the JFD "Long-term debt and other liabilities" caption, no additional debt was incurred.


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